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                                                                    EXHIBIT 10.2

                      ADVANCED COMMUNICATION SYSTEMS, INC.


January 2, 1997






Dev Ganesan
7425 Quail Ridge Lane
Bowie, MD 20720

EMPLOYMENT AGREEMENT:

Dear Mr. Ganesan:

Advanced Communication Systems, Inc. (ACS) is pleased to extend this offer of employment as Chief Financial Officer. Your semi-monthly salary will be $5,000.00, commencing on or about February 1, 1997, with a $25,000 bonus to be paid upon commencing employment with ACS.

ACS will provide you with annual leave of four weeks. You will receive nine paid holidays. ACS also provides an employer-contributed retirement plan
(401K), as well as a comprehensive-health/life insurance plan (life insurance in the amount of $50,000).

The first year annual bonus will be paid in the amount of $25,000.00 for the accomplishment of specific mutually agreed upon objectives.

170 shares of stock will be granted at $4,400/share and will be exercisable in 4 equal annual increments:

        42.50 shares exercisable on or after 1 January, 1998.
        42.50 shares exercisable on or after 1 January, 1999.
        42.50 shares exercisable on or after 1 January, 2000.
        42.50 shares exercisable on or after 1 January, 2001.

All unexercised options will expire on January 1, 2005.

Arrangements will be made to define benefits as due to any possible change in control over 2 year period from date of hire.






   10089 Lee Highway - Fairfax, VA 22030 - (703)934-8130 - Fax (703)934-8807
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Severance package will be determined within 10 days of date of employment in the event that Mr. Ganesan's employment should be severed without cause within the 2 year period from date of employment.

We look forward to having you join our staff. If you accept this offer please sign and return this agreement by January 10, 1997.


Sincerely,                                  /s/ DEV GANESAN
                                            ------------------------------
                                                Dev Ganesan

/s/ GEORGE A. ROBINSON                           1/2/97
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George A. Robinson                              Date
President